Exhibit 23(a)

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

Hospitality Worldwide Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hospitality Worldwide Services, Inc. on Form S-3 of our report dated March 21, 1997, relating to the consolidated financial statements of Hospitality Worldwide Services, Inc. and subsidiary appearing in the Annual Report on Form 10-KSB, as amended, of Hospitality Worldwide Services, Inc. for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO Seidman, LLP
                                             --------------------
                                             BDO Seidman, LLP

New York, New York
November 4, 1997